                          INDUSTRIAL REAL ESTATE LEASE


                                     between


                            HOWARD HUGHES PROPERTIES,
                              LIMITED PARTNERSHIP,
                                   AS LANDLORD

                                       and


                           LILLIAN VERNON CORPORATION
                                    AS TENANT



                           DATED AS OF AUGUST 10, 1998

                          INDUSTRIAL REAL ESTATE LEASE
                          ----------------------------

                                TABLE OF CONTENTS
                                -----------------

                                                                          PAGE #
                                                                          ------

ARTICLE ONE..................................................................-1-
  BASIC TERMS................................................................-1-
      1.01     DEFINITIONS...................................................-1-
      1.02     BASE RENT.....................................................-6-
      1.03     RIDERS........................................................-6-
      1.04     PARKING.......................................................-7-

ARTICLE TWO.................................................................-10-
  LEASE TERM AND COMMON BUILDING AREAS......................................-10-
      2.01     LEASE OF PROPERTY FOR LEASE TERM.............................-10-
      2.02     DELIVERY OF POSSESSION.......................................-10-
      2.03     HOLDING OVER.................................................-12-
      2.04     COMMON BUILDING AREAS........................................-12-
      2.05     LANDLORD'S RIGHTS IN COMMON BUILDING AREAS...................-12-

ARTICLE THREE...............................................................-13-
  BASE RENT.................................................................-13-
      3.01     TIME AND MANNER OF PAYMENT...................................-13-
      3.02     [INTENTIONALLY OMITTED]......................................-14-

ARTICLE FOUR................................................................-14-
  OTHER CHARGES PAYABLE BY TENANT...........................................-14-
      4.01     ADDITIONAL RENT..............................................-14-
      4.02     OPERATING COSTS..............................................-14-
      4.03     PERSONAL PROPERTY TAXES......................................-15-
      4.04     UTILITIES....................................................-16-
      4.05     INSURANCE....................................................-16-
      4.06     WAIVER OF SUBROGATION........................................-18-
      4.07     LATE CHARGES.................................................-18-
      4.08     INTEREST ON PAST DUE OBLIGATIONS.............................-19-
      4.09     RETURN OF CHECK..............................................-19-
      4.10     SECURITY DEPOSIT; INCREASES..................................-19-
      4.11     TERMINATION; ADVANCE PAYMENTS................................-20-

ARTICLE FIVE................................................................-20-
  USE OF PROPERTY...........................................................-20-
      5.01     PERMITTED USES...............................................-20-
      5.02     MANNER OF USE................................................-20-

                                TABLE OF CONTENTS
                                -----------------
                                                                          PAGE #
                                                                          ------
      5.03     HAZARDOUS SUBSTANCES........................................-20-
               (a)  Reportable Uses Require Consent........................-20-
               (b)  Duty to Inform Lessor..................................-21-
               (c)  Indemnification........................................-22-
               (d)  Tenant's Compliance with Requirements..................-22-
               (e)  Inspection; Compliance with Law........................-23-
      5.04     SIGNS AND AUCTIONS..........................................-23-
      5.05     INDEMNITY...................................................-23-
      5.06     LANDLORD'S ACCESS...........................................-24-

ARTICLE SIX................................................................-24-
  CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS..............-24-
      6.01     EXISTING CONDITIONS.........................................-24-
      6.02     EXEMPTION OF LANDLORD FROM LIABILITY........................-25-
      6.03     LANDLORD'S OBLIGATIONS......................................-25-
      6.04     TENANT'S OBLIGATIONS........................................-25-
      6.05     ALTERATIONS, ADDITIONS, AND IMPROVEMENTS....................-27-
      6.06     CONDITION UPON TERMINATION..................................-29-

ARTICLE SEVEN..............................................................-30-
  DAMAGE OR DESTRUCTION....................................................-30-
      7.01     PROPERTY DAMAGE.............................................-30-
      7.02     REDUCTION OF RENT...........................................-31-
      7.03     WAIVER......................................................-31-

ARTICLE EIGHT..............................................................-32-
  CONDEMNATION.............................................................-32-
      8.01     CONDEMNATION................................................-32-

ARTICLE NINE...............................................................-32-
  ASSIGNMENT AND SUBLETTING................................................-32-
      9.01     LANDLORD'S CONSENT REQUIRED.................................-32-
      9.02     LANDLORD'S ELECTION.........................................-33-
      9.03     NO RELEASE OF TENANT........................................-33-
      9.04     NO MERGER...................................................-33-
      9.05     ASSIGNMENT AND SUBLETTING...................................-34-

ARTICLE TEN................................................................-34-
  DEFAULTS; REMEDIES.......................................................-34-
      10.01    COVENANTS AND CONDITIONS....................................-34-

                                TABLE OF CONTENTS
                                -----------------
                                                                          PAGE #
                                                                          ------
      10.02    DEFAULTS....................................................-34-
      10.03    REMEDIES....................................................-35-
      10.04    CUMULATIVE REMEDIES.........................................-37-

ARTICLE ELEVEN.............................................................-37-
  PROTECTION OF LENDERS....................................................-37-
      11.01    SUBORDINATION...............................................-37-
      11.02    ATTORNMENT..................................................-37-
      11.03    SIGNING OF DOCUMENTS........................................-38-
      11.04    ESTOPPEL CERTIFICATES.......................................-38-
      11.05    TENANT'S FINANCIAL CONDITION................................-39-

ARTICLE TWELVE.............................................................-39-
  LEGAL COSTS..............................................................-39-
      12.01    LEGAL PROCEEDINGS...........................................-39-
      12.02    LANDLORD'S CONSENT..........................................-39-

ARTICLE THIRTEEN...........................................................-39-
  MISCELLANEOUS PROVISIONS.................................................-39-
      13.01    NON-DISCRIMINATION..........................................-40-
      13.02    LANDLORD'S LIABILITY........................................-40-
      13.03    SEVERABILITY................................................-40-
      13.04    INTERPRETATION..............................................-40-
      13.05    INCORPORATION OF PRIOR AGREEMENTS;
                   MODIFICATIONS...........................................-40-
      13.06    NOTICES.....................................................-41-
      13.07    WAIVERS.....................................................-41-
      13.08    NO RECORDATION..............................................-41-
      13.09    BINDING EFFECT; CHOICE OF LAW...............................-42-
      13.10    CORPORATE AUTHORITY; PARTNERSHIP AUTHORITY..................-42-
      13.11    JOINT AND SEVERAL LIABILITY.................................-42-
      13.12    FORCE MAJEURE...............................................-42-
      13.13    EXECUTION OF LEASE..........................................-43-
      13.14    BROKERS AND LEASING AGENTS..................................-43-
      13.15    RULES AND REGULATIONS.......................................-43-
      13.16    BUILDING PLANNING...........................................-43-
      13.17    LIENS.......................................................-44-

                             LIST OF EXHIBITS/RIDERS
                             -----------------------


  Exhibit/Rider                                                   Lease Section
   Designation             Description                              Reference
   -----------             -----------                              ---------
       "A"     Building Depiction Indicating Location
                 of Premises............................................1.01(s)

       "B"     Legal Description of Building Site.......................1.01(b)

       "C"     Rules and Regulations...................................13.16


   Rider No. 1  -    Work Letter.......................................1.03

   Rider No. 2  -    Extension Option..................................1.03

   Rider No. 3 -     Right of First Offer..............................1.03

                          INDUSTRIAL REAL ESTATE LEASE
                          ----------------------------



     THIS INDUSTRIAL REAL ESTATE LEASE (this "Lease") is made as of the 10th day of August, 1998, by and between HOWARD HUGHES PROPERTIES, LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord") and LILLIAN VERNON CORPORATION, a Delaware corporation ("Tenant").

                                   ARTICLE ONE
                                   -----------
                                   BASIC TERMS

     Section 1.01 DEFINITIONS. For purposes of this Lease, the following terms shall have the following meanings:

         (a) Allowance: Four Hundred Forty-Seven Thousand One Hundred Fifty and 00/100 Dollars ($447,150.00).

         (b) Building: That certain parcel of real estate located within the Hughes Airport Center as described on EXHIBIT "B" attached hereto and incorporated herein by this reference and the building and other improvements located thereon.

         (c) Commencement Date: The earlier of the date (i) Tenant actually occupies the Premises, (ii) the Work (as defined in RIDER NO. 1 attached hereto) is substantially completed in accordance with Section 2.02(c) below, or (iii) September 1, 1998 (the "Outside Date"), except as delayed pursuant to Section 2.02(c) of this Lease.

         (d) Common Building Areas: All areas and facilities outside the Premises and within the exterior boundary line of the Building and interior utility raceways within the Premises that are provided and designated by the Landlord from time to time for the general non-exclusive use of Landlord, Tenant and other tenants of the Building and their respective employees, suppliers, shippers, customers, contractors and invitees, including, without limitation, trash areas, roadways, sidewalks, walkways, landscaped areas, irrigation systems, lighting facilities, fences, gates, elevators, roof, common entrances, common areas within the Building, common pipes, conduits, wires and appurtenant equipment serving the

Premises, exterior signs, Tenant directories, fire detection systems, sprinkler systems, security systems, and the parking facilities for the Building. Landlord has the right to change the Common Building Areas and to take other actions respecting these areas in accordance with Section 2.05 below.

         (e) Declaration: That certain Declaration of Restrictions and Grant of Easements dated November 1, 1985 and filed for record with the County Recorder of Clark County, Nevada ("County Recorder") as Document No. 2175093, as supplemented by the Supplement to Declaration of Restrictions and Grant of Easements dated June 1, 1988, filed with the County Recorder in Book 880602, Instrument No. 00517, as amended from time to time. The Declaration is filed on the Building and a larger real estate development, of which the Building is a part, known as Hughes Airport Center.

         (f) Initial Security Deposit: Eight Thousand One Hundred Ninety-Seven and 75/100 Dollars ($8,197.75). The Initial Security Deposit shall be paid to Landlord by Tenant contemporaneously with Tenant's execution hereof.

         (g) Laws: All applicable statutes, regulations, requirements, ordinances and orders promulgated by any federal, state, local or regional governmental authority whether prior to or following the Commencement Date of this Lease.

         (h) Landlord's Address: Howard Hughes Properties, Limited Partnership, 3800 Howard Hughes Parkway, P.O. Box 14000, Las Vegas, Nevada 89114, Attention:
Property Management Division.

         (i) Landlord's Broker: None.

         (j) Lease Interest Rate: The lesser of (i) two percentage points (2%) over that fluctuating rate of interest announced from time to time by the Bank of America National Trust and Savings Association as its prime or reference commercial lending rate of interest (or in the event such bank is no longer announcing such rate, by such other federally regulated banking institution of comparable stature as Landlord shall determine), or (ii) the maximum interest rate permitted by law.

         (k) Lease Term: Beginning on the Commencement Date and continuing until sixty-six (66) months after the first day of the first full month following the Commencement Date, unless extended pursuant to Rider No. 2 - Extension Option attached to this Lease and incorporated herein by this reference.

         (l) Leased Premises Address: 750 Pilot Road, Suite A, Las Vegas, Nevada 89119.

         (m) Mortgagee: The mortgagee under a mortgage or beneficiary under a deed of trust holding a lien encumbering the Building or any holder of a ground leasehold interest in the Building or any part thereof.

         (n) Operating Costs: All costs of any kind paid or incurred by Landlord because of or in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Building (including all Common Building Areas), including by way of illustration but not limitation, all of the following: (i) all amounts charged to the Building pursuant to the Declaration;
(ii) Real Property Taxes; (iii) all costs, charges and surcharges for utilities, water, sewage, janitorial, waste disposal and refuse removal and all other utilities and services provided to the Building which are not separately metered or billed directly to tenants of the Building; (iv) insurance costs for which Landlord is responsible under this Lease or which Landlord or any Mortgagee deems necessary or prudent; (v) any costs levied, assessed or imposed pursuant to any applicable Laws; (vi) the cost (which shall be amortized, including interest on the unamortized cost at the actual interest rate, if any, incurred by Landlord (or at the Lease Interest Rate, if no actual interest is incurred by Landlord), over its useful life) of any capital improvements to the Building or equipment replacements made by Landlord after the Commencement Date that are intended to reduce other Operating Costs or are required by any Laws or are necessary in order to operate the Building at the same quality level as prior to such replacement; (vii) costs and expenses of operation, repair and maintenance of all structural and mechanical portions and components of the Building including, without limitation, plumbing, communication, heating, ventilating and air-conditioning ("HVAC"), elevator, and electrical and other common Building systems; (viii) utilities surcharges or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations or interpretations thereof, promulgated by any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Building (including, without limitation, energy conservation charges or surcharges); (ix) all costs incurred in the management and operation of the Building including, without limitation, gardening and landscaping, maintenance, maintenance of signs, resurfacing and repaving, painting, lighting, cleaning, and provision of Building security; (x) all personal property taxes levied on or attributable to personal property used in connection with the Building; (xi) depreciation on personal property owned by Landlord which is consumed in the operation or maintenance of the Building; (xii) rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Building; (xiii) management fees, wages, salaries and other labor costs incurred in the management and operation of the Building; (xiv) fees for required licenses and permits; (xv) reasonable legal, accounting and other professional fees; (xvi) reasonable and appropriate reserves for repair and replacement; and
(xvii) any other expenses which would reasonably or customarily be included in the cost of managing, operating, maintaining and repairing buildings similar to the Building. If the Building is not fully occupied during any portion of the Lease Term, Landlord shall make an appropriate adjustment to Operating Costs for such period employing sound accounting and management principles, to determine the amount of Operating Costs that would have been incurred had the Building been fully occupied during such period. Operating Costs shall not include (i) depreciation of the Building or equipment therein, (ii) commissions of real estate brokers and leasing agents, (iii) any amounts paid by Landlord for tenant improvements, or (iv) Landlord's general corporate overhead and general administrative expenses.

         (o) Permitted Uses: General office/warehouse.

         (p) Premises: The office/warehouse space in the approximate location within the Building as indicated on EXHIBIT "A" attached hereto and incorporated herein by this reference.

         (q) Real Property Taxes: Any form of tax, assessment, license fee, license tax, business license fee, commercial rental tax, levy, charge, penalty, tax or similar imposition, imposed by any authority having the direct power to tax (including any city, county, state or federal government, or any school, agricultural, lighting, drainage, transportation, air pollution, environmental or other improvement or special assessment district) as against any legal or equitable interest of Landlord in the Building and/or the Premises, including, but not limited to, the following:

             (i) any tax on a landlord's "right" to rent or "right" to other income from the Premises or against Landlord's business of leasing the Premises;

             (ii) any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of Real Property Taxes (it is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of "Real Property Taxes" for the purposes of this Lease);

             (iii) any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax or excise tax levied by the state, county, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management and maintenance, alteration, repair, use or occupancy of the Building, or any portion thereof;

             (iv) any assessment, tax, fee, levy or charge upon this transaction creating or transferring an interest or an estate in the Premises;

             (v) any assessment, tax, fee, levy or charge based upon the number of people employed, working at, or using the Premises or the Building, or utilizing public or private transportation to commute to the Premises or the Building; and

             (vi) reasonable legal and other professional fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Real Property Taxes. Real Property Taxes shall not include federal or state income, franchise, inheritance or estate taxes of Landlord or any of the parties which comprise Landlord.

         (r) Rentable Square Feet in the Building: Fifty-six thousand four hundred sixteen (56,416) rentable square feet. The Building is stipulated for all purposes to contain said Rentable Square Feet in the Building.

         (s) Tenant's Address: 2600 International Parkway, Virginia Beach, Virginia 23452-7878, Attention: Michael Burg, and 1 Theall Road, Rye, New York 10580, Attention: Larry Blum.

         (t) Tenant's Broker: None.

         (u) Tenant's Guarantor: None.

         (v) Tenant's Rentable Square Feet: Fourteen thousand nine hundred five (14,905) rentable square feet. The Premises are stipulated for all purposes to contain said Tenant's Rentable Square Feet.

         (w) Tenant's Share: Twenty-six and 42/100 hundredths percent (26.42%).

     Section 1.02 BASE RENT. The "Base Rent" shall be as follows:


  Months                 Monthly Rate
=======================================
COMMENCEMENT DATE - 3    $     0.00
---------------------------------------
  4 - 7                  $  8,197.75
---------------------------------------
  8 - 12                 $ 16,395.50
---------------------------------------
 13 - 24                 $ 18,631.25
---------------------------------------
 25 - 36                 $ 19,227.45
---------------------------------------
 37 - 48                 $ 19,674.60
---------------------------------------
 49 - 66                 $ 20,121.75
---------------------------------------


     Section 1.03 RIDERS. The following Riders are attached to and made a part of this Lease: RIDER ------ NO. 1 - TENANT WORK LETTER; RIDER NO. 2 - EXTENSION OPTION; and RIDER NO. 3 - RIGHT OF FIRST OFFER.

         Section 1.04 PARKING. As further specified in this Section 1.04, and in
Section 2.05 below, Tenant shall be entitled to use up to one hundred five (105) unreserved uncovered parking spaces, at no charge to Tenant, at the parking facility located at 750 Pilot Road, Las Vegas, Nevada 89119 (the "Parking Lot"). Landlord also hereby reserve the right from time to time to make changes to the Parking Lot, including, without limitation, changes in the size, shape and number of driveways, parking spaces, entrances, loading and unloading areas, ingress, egress and direction of traffic for the Parking Lot.

     Tenant hereby (i) agrees to provide all its employees with parking stickers which shall identify the name of the Tenant; (ii) agrees to provide Landlord in August and November of each year with a listing of the license plate numbers for all employee vehicles utilizing the Parking Lot; (iii) agrees to cause visitors or service companies visiting the Premises for or on behalf of the Tenant, to park in areas designated for visitor parking; and (iv) agrees that Tenant( including, but not limited to any of Tenant's visitors, vendors or other service companies servicing the Premises) shall not, at any one time, occupy more than one hundred five (105) parking spaces at the Parking Lot ("Parking Obligations"). Landlord may, without creating an obligation on Landlord to do so, undertake all acts, at Tenant's sole costs and expense (to be charged as Additional Rent), deemed necessary by Landlord, in its sole discretion to cure any non-compliance of Parking Obligations (a "Parking Default"). Tenant shall monitor the Parking Lot, and shall otherwise adopt procedures (approved by Landlord) to assure Tenant's compliance with the Parking Obligations, including, without limitation, the following: (A) no later than August 1, of each calendar year, Tenant shall advise Landlord, in writing ("Projected Parking Notice"), the number of employees that Tenant reasonably projects will be employed at the Premises through July 31 of the following calendar year, and the number of vehicle parking spaces Tenant reasonably projects will be required for the parking of such employees (the "Projected Spaces"), (B) if the number of Projected Spaces set forth in a Projected Parking Notice exceed one hundred five
(105), then, Tenant agrees to advise Landlord, in writing (the "Outside Parking Notice") no later than thirty (30) days following delivery of such Projected Parking Notice (the "Projected Parking Date") the location outside of the Hughes Airport Center, of the additional parking spaces Tenant intends to utilize to accommodate the Projected Spaces requirements (in excess of one hundred five
(105) parking spaces) as set forth in such Projected Parking Notice, (C) if Tenant is obligated pursuant to subsection "B" above to deliver to Landlord an Outside Parking Notice, and if Tenant fails to deliver such Outside Parking Notice by the applicable Projected Parking Date, Landlord may give notice (the "10 Day Notice") to Tenant of Tenant's failure to deliver the Outside Parking Notice by the applicable Projected Parking Date, and if such failure continues for more than ten (10) days following Landlord's delivery of the 10 Day Notice, Tenant shall be deemed in default of this Lease, and Landlord may, at Tenant's sole cost and expense (to be charged as Additional Rent), and in addition to any other rights or remedies Landlord may have under this Lease, and without creating an obligation on Landlord to do so, undertake reasonable efforts to provide additional parking spaces to accommodate the Projected Spaces requirements in excess of one hundred five (105) spaces, including, but not limited to, constructing an additional parking lot (provided Landlord shall not undertake any action to construct an additional parking lot until the date three
(3) business days following Landlord's delivery to Tenant of written notice of Landlord's intent to construct an additional parking lot ("Additional Parking Lot Notice"), in a location to be determined by Landlord in either Las Vegas, Nevada or Clark County, Nevada, and/or retain a parking attendant to monitor the parking at the Parking Lot for the duration of the Lease Term. All Parking Defaults under clauses (i) and (ii) of this paragraph shall be cured by Tenant within ten (10) days after receipt of written notice from Landlord, all Parking Defaults under clauses (iii) and (iv) of this paragraph shall be cured by Tenant within four (4) hours of receiving written notice thereof from Landlord. In the event of Tenant's failure to cure a parking Default within the time periods specified in the foregoing sentence, Landlord agrees to notify Tenant, in writing, of such failure at the addresses set forth in Section 1.01(s) hereof. In the event Tenant, on more than five (5) separate days in any calendar year, fails to cure a Parking Default under clauses (iii) and (iv) within four (4) hours of written notice thereof by Landlord, Landlord may, at Tenant's sole cost and expense (to be charged as Additional Rent), and in addition to any other rights or remedies Landlord may have under this Lease, and without creating an obligation on Landlord to do so, construct an additional parking lot (provided Landlord shall not undertake any action to construct an additional parking lot until the date three (3) business days following Landlord's delivery to Tenant of the Additional Parking Lot Notice)), in a location to be determined by the Landlord in either Las Vegas, Nevada or Clark County, Nevada, and/or retain a parking attendant to monitor the parking at the Parking Lot for the duration of the

Lease Term. Landlord agrees, at Tenant's sole cost and expense, and in accordance with Landlord's signage criteria, to install appropriate parking signage in the Parking Lot.

     Notwithstanding any provision to the contrary contained in the Lease, Tenant shall have the right to terminate the Lease effective upon the date ("Termination Date") five (5) business days following Landlord's delivery to Tenant of the Additional Parking Lot Notice if and when Tenant satisfies all of the following conditions precedent:

         (a) As of the Termination Date, Tenant shall not be in material default of this Lease nor do circumstances exist which with the passage of time and giving of notice would constitute a material default by Tenant of this Lease;

         (b) As of the Termination Date, Landlord has previously delivered to Tenant an Additional Parking Lot Notice, and Landlord has not notified Tenant, in writing, of its recession of such Additional Parking Lot Notice;

         (c) Tenant has provided Landlord with written notice ("Termination Notice"), no later than two (2) business days following Landlord's delivery of an unrescinded Additional Parking Lot Notice, of Tenant's intent to terminate the Lease effective the Termination Date; and

         (d) Tenant pays to Landlord, on or before the Termination Date, a termination fee (the "Termination Fee"). The Termination Fee shall be calculated as follows: The amount shall be equal to the sum of (i) the product obtained by multiplying the amount of the total costs and expenses incurred in the construction of the Work (not to exceed the Allowance), by a fraction where the numerator is the remaining number of months in the Lease Term (including any extension of the Lease Term, if Tenant has previously exercised Tenant's Extension Option in accordance with Rider 2 hereof) and the denominator is the total number of months in the Lease Term (including any extension of the Lease Term, if Tenant has previously exercised Tenant's Extension Option in accordance with Rider No. 2 hereof), plus (ii) an amount equal to the Base Rent which would have become due had the Lease remained in force for an additional six (6) full calendar months following the Termination Date.

         Upon Tenant's satisfaction of (a), (b), (c) and (d) above, the Lease shall automatically terminate as of the Termination Date.

                                   ARTICLE TWO
                                   -----------
                      LEASE TERM AND COMMON BUILDING AREAS

     Section 2.01 LEASE OF PROPERTY FOR LEASE TERM. Landlord hereby leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.01(k) above and shall begin and end on the dates specified in Section 1.01(k) above. The "Commencement Date" shall be the date specified in Section 1.01(c) above for the beginning of the Lease Term.

         Section 2.02      DELIVERY OF POSSESSION.

         (a) Landlord will be deemed to have delivered possession of the Premises to Tenant on the Commencement Date, as it may be adjusted pursuant to
Section 2.02(c) below or RIDER NO. 1 of this Lease. Landlord will construct or install in the Premises the Work (as that term is defined in RIDER NO. 1) to be constructed or installed by Landlord according to RIDER NO. 1. If no RIDER NO. 1 is attached to this Lease, Landlord will be deemed to have delivered to Tenant possession of the Premises in its "as is" condition as of the Commencement Date. Tenant acknowledges that neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or its agents or employees agreed to undertake any alterations or construct any tenant improvements to the Premises except as expressly provided in this Lease and RIDER NO. 1. If for any reason, Landlord cannot deliver possession of the Premises to Tenant on or before the fixed date component of the Commencement Date, this Lease will not be void or voidable, and Landlord will not be liable to Tenant for any resultant loss or damage.

         (b) If, by the Outside Date component of the Commencement Date specified in Section 1.01(c)(iii), the Premises have not been substantially completed (as defined below) due to default by Tenant, Landlord shall have no liability, and the obligations of this Lease (including, without limitation, the obligation to pay rent) shall nonetheless commence as of said Outside Date component of the Commencement Date.

         (c) If, however, the Premises are not substantially completed by the Outside Date specified in Section 1.01(c)(iii) due to any cause other than a default by Tenant, then as Tenant's sole remedy for the delay in Tenant's occupancy of the Premises, the Outside Date component of the definition of the Commencement Date shall be delayed for the period of delay in substantial completion of the Premises resulting therefrom. Notwithstanding the foregoing sentence, if the Premises are not substantially completed by the Outside Date due solely to a default on the part of Landlord (i) Tenant's obligation to pay Base Rent following the Commencement Date shall be abated for one (1) day (for each day that the Premises are not substantially completed by the Outside Date due solely to a default by Landlord) and the expiration of the initial Lease Term shall be extended for one (1) day (for each day that the Premises are not substantially completed by the Outside Date due solely to a default by Landlord) and (ii) in the event the Commencement Date has not occurred on or before September 8, 1998 ("Guaranteed Completion Date"), Tenant shall thereafter have the right, upon written notice to Landlord (the "30 Day Notice") to terminate this Lease effective on the date thirty (30) days following receipt by Landlord of the 30 Day Notice provided: (a) Landlord may vitiate such termination if the Premises are substantially complete within thirty (30) days following the 30 Day Notice, and (b) the Guaranteed Completion Date shall be extended by one (1) day for each day of the delay attributable to a cause other than a default by Landlord. The Premises shall be deemed "substantially completed" when (i) Landlord has provided reasonable access to the Premises to Tenant, (ii) Landlord has completed the Work (as defined in RIDER NO. 1) other than details of construction which do not materially interfere with Tenant's use of the Premises, and (iii) Landlord has obtained a permanent or temporary certificate of occupancy for the Premises (or its equivalent). For purposes of this Section 2.02, "Force Majeure Delays" shall mean and refer to a period of delay or delays encountered by Landlord affecting the Work because of delays due to excess time in obtaining governmental permits or approvals beyond the time period normally required to obtain such permits or approvals for similar space within the Hughes Airport Center; fire, earthquake or other acts of God; acts of the public enemy; riot; insurrection; public unrest; governmental regulations of the sales of materials or supplies or the transportation thereof; strikes or boycotts; shortages of material or labor or any cause beyond the reasonable control of Landlord.

     Section 2.03 HOLDING OVER. Tenant shall vacate the Premises upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify and hold Landlord harmless against all damages, claims, losses, penalties, charges, and expenses (including reasonable attorney's fees) incurred by Landlord resulting from any delay by Tenant in vacating the Premises. If Tenant does not vacate the Premises upon the expiration or earlier termination of this Lease, Tenant's occupancy of the Premises shall be a tenancy at sufferance, subject to all of the terms of this Lease applicable to a tenancy at sufferance, except that the Base Rent then in effect shall be equal to one hundred fifty percent (150%) of the Base Rent in effect immediately prior to the expiration or earlier termination of this Lease. Nothing contained in this
Section 2.03 shall be construed as consent by Landlord to any holding over of the Premises by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord upon the expiration or earlier termination of this Lease.

     Section 2.04 COMMON BUILDING AREAS. Tenant shall have the nonexclusive right to the use in common with other tenants in the Building, subject to the Rules and Regulations referred to in Section 13.16 below, the Common Building Areas appurtenant to the Premises, as they may change from time to time.

     Section 2.05 LANDLORD'S RIGHTS IN COMMON BUILDING AREAS. Landlord hereby reserves the right from time to time to do the following provided it is done without unreasonable interference with Tenant's use of the Premises:

         (a) To install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises which are located in the Premises or located elsewhere outside the Premises, and to expand the Building;

         (b) To make changes to the Common Building Areas, including, without limitation, changes in the location, size, shape and number of driveways, parking spaces (subject to the parking space requirements set forth in Section
1.04 above), entrances, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, and walkways and the parking facilities for the Building;

         (c) To close temporarily any of the Common Building Areas for maintenance purposes or to prevent prescriptive easements so long as access to the Premises remains available;

         (d) To designate other land outside the boundaries of the Building and/or the Hughes Airport Center to be a part of the Common Building Areas;

         (e) To add additional buildings and improvements to the Common Building Areas, including, without limitation, the construction of buildings, parking structures or surface parking areas;

         (f) To use the Common Building Areas while engaged in making additional improvements, repairs or alterations to the Building, or any portion thereof provided, however, that such use of the Common Building Areas shall be reasonable, including without limitation, the duration and extent of such use; and

         (g) To do and perform such other acts and make such other changes in, to or with respect to the Common Building Areas and the Building as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

                                  ARTICLE THREE
                                  -------------
                                    BASE RENT

     Section 3.01 TIME AND MANNER OF PAYMENT. Upon execution of this Lease, Tenant shall pay Landlord the Base Rent in the amount stated in Section 1.02 above for the first full month of the Lease Term. The Base Rent for the first month of the Lease Term shall be prorated on the basis of the actual number of days in such month, if such month is a fractional month. If such month is a fractional month, then the Base Rent for such fractional month shall be due and payable on the Commencement Date. Thereafter, on the first day of the second month of the Lease Term (or, if the first full month of the Lease Term is the second month, then the third month of the Lease Term) and each month thereafter, Tenant shall pay Landlord the Base Rent, in advance, without offset, deduction or prior demand. The Base Rent shall be payable at Landlord's Address or at such other place as Landlord may designate in writing. Base Rent is due on or before the first (1st) day of each month.

     Section 3.02 [INTENTIONALLY OMITTED].

                                  ARTICLE FOUR
                                  ------------
                         OTHER CHARGES PAYABLE BY TENANT

     Section 4.01 ADDITIONAL RENT. All charges payable by Tenant hereunder other than Base Rent are called "Additional Rent." Unless this Lease provides otherwise, all Additional Rent shall be paid with the next monthly installment of Base Rent. The term "Rent" shall mean Base Rent and Additional Rent.

     Section 4.02 OPERATING COSTS.

         (a) Tenant shall during the Lease Term pay as Additional Rent Tenant's Share of the Operating Costs. The inclusion of the improvements, facilities and services described in the definition of Operating Costs set forth in Section 1.01(n) above, shall not be deemed to impose an obligation upon Landlord to either have said improvements or facilities or to provide any of said services unless Landlord has agreed elsewhere in this Lease to provide the specific improvement, facility or service.

         (b) Tenant shall pay Tenant's Share of Operating Costs, in advance, in monthly installments with the Base Rent based on Landlord's good faith estimate of the Operating Costs. Landlord may adjust such estimates from time to time as Landlord determines, which adjustment will be effective as of the next rent payment date after notice to Tenant. After the end of each calendar year, Landlord shall deliver to Tenant a statement ("Actual Statement"), in reasonable detail, of the actual Operating Costs incurred by Landlord during the preceding calendar year and Tenant's Share of such Operating Costs. Upon receipt of such statement, there shall be an adjustment between Landlord and Tenant, with payment to Landlord or credit given to Tenant, as the case may be, to reflect the actual Operating Costs.

         (c) Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Costs for the Building among different portions or occupants of the Building (the "Cost Pools"), in Landlord's reasonable discretion. Such Cost Pools may include, but shall not be limited to, the office space tenants of the Building as a whole, and the industrial space tenants of the Building as a whole. The Operating Costs within each such Cost Pool shall be allocated and charged to the tenants within such Cost Pool in an equitable manner.

         (d) In the event of any dispute as to the amount of Tenant's Share of Operating Costs as set forth in the Operating Costs statement, Tenant shall have the right, after reasonable notice and at reasonable times, to inspect and photocopy Landlord's Operating Costs records at Landlord's offices. If, after such inspection and photocopy, Tenant continues to dispute the amount of Tenant's Share of Operating Costs as set forth in the Operating Costs statement, Tenant shall be entitled to retain a national, independent, certified public accountant mutually acceptable to landlord and Tenant to audit Landlord's Operating Costs records to determine the proper amount of Tenant's Share of Operating Costs. Landlord shall be entitled to review the results of such audit promptly after completion of same. If such audit proves that Landlord has overcharged Tenant, then within fifteen (15) days after the results of the audit are made available to Landlord, Landlord shall credit Tenant the amount of such overcharge toward the payments of Base Rent and Additional Rent next coming due under this Lease. If such audit proves that Landlord has undercharged Tenant, then within fifteen (15) days after the results of the audit are made available to Tenant, Tenant shall pay to Landlord the amount of any such undercharge. Tenant agrees to pay the cost of such audit, provided that Landlord shall reimburse Lessee the amount of such cost if the audit proves that Lessor's determination of Tenant's Share of Operating Costs (as set forth in the Operating Costs statement) was in error by more than six percent (6%). Landlord shall be required to maintain records of all Operating Costs for three (3) years following the issuance of the Operating Costs statement for such Operating Costs. The payment by Tenant of any amounts pursuant to this Section shall not preclude Tenant from questioning the correctness of any Operating Costs statement.

     Section 4.03 PERSONAL PROPERTY TAXES.

         (a) Tenant shall pay all taxes charged against trade fixtures, utility installations, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall use its best efforts to have personal property taxed separately from the Premises.

         (b) If any of Tenant's personal property is taxed with the Premises, Tenant shall pay Landlord the taxes for the personal property within fifteen
(15) days after Tenant receives a written statement from Landlord for such personal property taxes.

     Section 4.04 UTILITIES. The parties acknowledge that this Lease is intended to be a fully net lease and that, except as expressly provided in this Lease, Tenant shall be responsible for all repairs required to the Premises and for the provision of all utilities at the Premises, including but not limited to water, sewage, trash removal, waste disposal, janitorial, electricity, telephone, security, and cleaning of the Premises, together with any taxes thereon. The costs of installing or otherwise bringing any meters or utilities to the Premises shall constitute a cost of Work pursuant to RIDER NO. 1. Tenant shall contract with and pay, directly to the appropriate supplier, the cost of all utilities and services supplied to the Premises. All such contracts and suppliers will be subject to Landlord's prior, reasonable approval. If any such utilities or services are not able to be separately metered or separately billed to the Premises, Tenant shall pay to Landlord a reasonable proportion to be determined by Landlord of all such charges jointly metered or billed with other premises in the Building to Landlord, together with a reasonable administrative fee, immediately upon receipt of Landlord's bill therefor. Notwithstanding the foregoing, Landlord may elect from time to time and at any time during the term of this Lease to contract directly with any supplier of utilities or services to the Premises and to bill Tenant for such costs, which bill may include a reasonable administrative fee to Landlord.

     Section 4.05 INSURANCE.

         (a) Landlord shall maintain property insurance on the Building and appurtenant structures in the greater of (i) the full replacement value of the Building and appurtenant structures, or (ii) in such amounts as Landlord and any Mortgagees may deem necessary or appropriate. The cost of such insurance shall be included within the definition of Operating Costs hereunder. Payments for losses thereunder shall be made solely to Landlord or the Mortgagees as their respective interests shall appear. In addition, Tenant shall obtain and keep in force at all times during the Lease Term, a policy or policies of insurance covering loss or damage to all of the improvements, betterments, personal property, utility installations, trade fixtures, furnishings, income and business contents located within the Premises other than the Building Shell (including all Work constructed in accordance with RIDER NO. 1) in the amount of one hundred percent (100%) of the full replacement value thereof as reasonably ascertained by the Tenant's insurance carrier against risks of direct physical loss or damage, normally covered in an "all risk" policy (including the perils of flood and surface waters), as such term is used in the insurance industry; provided, however, that Tenant shall have no obligation to insure against earthquake. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein, if the Premises have also been damaged, and if Landlord terminates this Lease, Tenant will immediately pay to Landlord all of its insurance proceeds, if any, relating to any and all Work constructed pursuant to RIDER NO. 1 to this Lease and any alterations made thereto (but not to Tenant's trade fixtures, equipment, furniture or other personal property of Tenant) in the Premises.

         (b) Tenant shall, at Tenant's expense, maintain a policy of Commercial General Liability insurance insuring Tenant and as additional insureds, Landlord and any Mortgagees, against liability arising out of the ownership, use, occupancy or maintenance of the Premises. Such insurance shall be on an occurrence basis providing single-limit coverage in an amount not less than One Million Dollars ($1,000,000) per occurrence. The initial amount of such insurance shall be subject to periodic increase upon reasonable demand by Landlord based upon inflation, increased liability awards, recommendation of professional insurance advisers, and other relevant factors. However, the limits of such insurance shall not limit Tenant's liability nor relieve Tenant of any obligation hereunder. Such policy shall contain the following provision: ASuch insurance as afforded by this policy for the benefit of Landlord shall be primary as respects any claims, losses or liabilities arising out of the use of the Premises by the Tenant or by Tenant's operation and any insurance carried by the Landlord shall be excess and noncontributing." The policy shall insure Tenant's performance of the indemnity provisions of Section 5.05.

         (c) Tenant shall, from time to time, at Tenant's sole expense, obtain and maintain other types of insurance as Tenant, Landlord or the Mortgagees of Landlord may reasonably require in form, in amounts and for insurance risks against which a prudent tenant would protect itself.

         (d) Insurance required to be maintained by Tenant hereunder shall be in companies holding a "General Policyholders' Rating" of B-plus or better and a "financial rating" of 10 or better, as set forth in the most current issue of "Best's Insurance Guide," or such comparable ratings as Landlord shall approve, in its sole discretion. Tenant shall promptly deliver to Landlord, within thirty (30) days of the Commencement Date, original certificates evidencing the existence and amounts of such insurance. No such policy shall be cancelable or subject to reduction of coverage except after thirty (30) days prior written notice to Landlord. Tenant shall, within thirty (30) days prior to the expiration, cancellation or reduction of such policies, furnish Landlord with renewals or "binders" thereof. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies required under this Lease.

     Section 4.06 WAIVER OF SUBROGATION. Tenant and/or Landlord shall obtain from the issuers of the insurance policies referred to in this Article Four a mutual waiver of subrogation provision in said policies and Tenant and Landlord each hereby release and relieve the other, and waive any and all rights of recovery against the other, or against the employees, officers, agents and representatives of the other, for loss or damage arising out of or incident to the perils required to be insured against under this Section 4 which perils occur in, on or about the Premises, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors or invitees.

     Section 4.07 LATE CHARGES. Tenant acknowledges that Tenant's failure to pay Base Rent or Additional Rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Premises. Therefore, if Landlord does not receive any Rent payment within ten (10) days after it becomes due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of the overdue amount (provided, only two (2) times in a calendar year, and two (2) times in a calendar year only, Tenant shall not be required to pay the foregoing late charge if Tenant pays such overdue Rent within five (5) days of receipt of written notice from Landlord that the Rent has not been received by Landlord. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Rent, the Rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding
Section 3.01 above.

     Section 4.08 INTEREST ON PAST DUE OBLIGATIONS. Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of (i) twelve percent (12%) per annum, or (ii) the Prime Rate plus five (5) percentage points per annum, whichever is greater, from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

     Section 4.09 RETURN OF CHECK. If Base Rent or Additional Rent is paid by check and the check is returned to Landlord for any reason whatsoever without payment, Tenant shall be assessed a late charge and interest on past due amount pursuant to Sections 4.07 and 4.08 as well as a Fifty Dollar ($50) fee. If payment is returned for insufficient funds, Landlord has the right to demand that such payment be in the form of a cashiers or certified check. If Tenant has two (2) or more insufficient funds' payments in a twelve (12) month period, Landlord will demand all subsequent payments be in the form of a cashiers or certified check.

     Section 4.10 SECURITY DEPOSIT; INCREASES. Upon the execution of this Lease, Tenant shall deposit with Landlord a cash security deposit (the "Security Deposit") in the amount of the Initial Security Deposit set forth in Section 1.01(f) above. Landlord may apply all or part of the Security Deposit to any unpaid Rent or other charges due from Tenant or to cure any other defaults of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord's written request. Tenant's failure to do so shall be a material default under this Lease. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit. Each time the Base Rent is increased, Tenant shall, on or before the date that the first increased Base Rent payment is due, deposit additional funds with Landlord sufficient to increase the Security Deposit to an amount which bears the same relationship to the adjusted Base Rent as the Initial Security Deposit bore to the initial Base Rent.

     Section 4.11 TERMINATION; ADVANCE PAYMENTS. Upon expiration of this Lease or other termination of this Lease not resulting from

Tenant's default, and after Tenant has vacated the Premises in the manner required by this Lease, an equitable adjustment shall be made concerning advance rent and other advance payments made by Tenant to Landlord, and Landlord shall refund any unused portion of the Security Deposit to Tenant, or, at Landlord's option, to Tenant's assignee or sublessee.

                                  ARTICLE FIVE
                                  ------------
                                 USE OF PROPERTY

     Section 5.01 PERMITTED USES. Tenant may use the Premises only for the Permitted Uses set forth in Section 1.01(o) above.

     Section 5.02 MANNER OF USE. Tenant shall not cause or permit the Premises to be used in any way (i) which constitutes (or would constitute) a violation of any Laws, occupancy certificate, the requirements of any board of fire underwriters or similar body, as any of the same now or in the future may exist, or (ii) which annoys or interferes with the rights of tenants or users of the Building, or (iii) which constitutes a nuisance or waste, or (iv) which is prohibited by the Declaration. Tenant, at its sole cost and expense, shall comply with all Laws now in force or which may hereafter be in force regulating the use, occupancy or alterations by Tenant of the Premises. Landlord makes no representation or warranty as to the suitability of the Premises for Tenant's intended use or whether such use complies with all such Laws.

     Section 5.03 HAZARDOUS SUBSTANCES.

         (a) Reportable Uses Require Consent. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof. Tenant shall not engage in any activity in or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Landlord and compliance in a timely manner (at Tenant's sole cost and expense) with all Applicable Requirements (as defined in Section 5.03(d)). "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and (iii) the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Requirements require that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Tenant may, without Landlord's prior consent, but upon notice to Landlord and in compliance with all Applicable Requirements, use any ordinary and customary materials reasonably required to be used by Tenant in the normal course of the Permitted Uses, so long as such use is not a Reportable Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Landlord to any liability therefor. In addition, Landlord may (but without any obligation to do so) condition its consent to any Reportable Use of any Hazardous Substance by Tenant upon Tenant's giving Landlord such additional assurances as Landlord, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefor, including but not limited to the installation (and, at Landlord's option, removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit.

         (b) Duty to Inform Lessor. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises or the Building, other than as previously consented to by Landlord, Tenant shall immediately give Landlord written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance including but not limited to all such documents as may be involved in any Reportable Use involving the Premises. Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises

(including, without limitation, through the plumbing or sanitary sewer system).

         (c) Indemnification. Tenant shall indemnify, protect, defend and hold Landlord, its agents, employees, lenders and ground lessor, if any, and the Premises, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Tenant or by anyone under Tenant's control. Tenant's obligations under this Section 5.03(c) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of investigation (including consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Landlord in writing at the time of such agreement.

         (d) Tenant's Compliance with Requirements. Tenant shall, at Tenant's sole cost and expense, fully, diligently and in a timely manner, comply with all "Applicable Requirements," which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Landlord's engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Substance), now in effect or which may hereafter come into effect. Tenant shall, within five (5) days after receipt of Landlord's written request, provide Landlord with copies of all documents and information, including but not limited to permits, registrations, manifests, applications, reports and certificates, evidencing Tenant's compliance with any Applicable Requirements specified by Landlord, and shall immediately upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Tenant or the Premises to comply with any Applicable Requirements.

         (e) Inspection; Compliance with Law. Landlord, Landlord's agents, employees, contractors and designated representatives, and any Mortgagees, shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and all Applicable Requirements, and Landlord shall be entitled to employ experts and/or consultants in connection therewith to advise Landlord with respect to Tenant's activities, including but not limited to Tenant's installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a default of this Lease by Tenant or a violation of Applicable Requirements or a contamination, caused or materially contributed to by Tenant, is found to exist or to be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In such case, Tenant shall upon request reimburse Landlord or Landlord's Mortgagee, as the case may be, for the costs and expenses of such inspections.

     Section 5.04 SIGNS AND AUCTIONS. Tenant shall not place any signs on the Premises without Landlord's prior written consent. Tenant shall not conduct or permit any auctions or sheriff's sales at the Premises.

     Section 5.05 INDEMNITY. Tenant shall indemnify and hold harmless Landlord and all agents, servants and employees of Landlord from and against all claims, losses, damages, liabilities, expenses (including reasonable attorneys' fees), penalties and charges, including, but not limited to, property damage and bodily injury claims (collectively, "Claims") arising from or in connection with (i) Tenant's use of the Premises during the Lease Term, or (ii) the conduct of Tenant's business, or (iii) any activity, work or things done, permitted or suffered by Tenant in or about the Premises during the Lease Term. Tenant shall further indemnify and hold harmless Landlord from and against any Claims, or arising from any negligence of Tenant, or any of Tenant's agents, contractors, or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. If any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by legal counsel reasonably satisfactory to Landlord. Tenant, as a material part of its consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in or upon the Premises arising from any cause and Tenant hereby waives all claims in respect thereof against Landlord. Notwithstanding the foregoing, Tenant shall not be required to defend, save harmless or indemnify Landlord from any Claims resulting from the negligence or willful misconduct of Landlord or its agents, contractors or employees (except for damage to the Improvements and Tenant's personal property, fixtures, furniture and equipment in the Premises, to the extent Tenant is required to obtain the requisite insurance coverage pursuant to this Lease), and Landlord hereby so indemnifies and holds harmless Tenant from any such Claims arising from the negligence or willful misconduct of Landlord or its agents, contractors or employees. The foregoing indemnity requirements are not intended to nor shall it relieve any insurance carrier of their obligations under policies required to be carried pursuant to the provisions of this Lease to the extent that such policies cover the results of negligent acts or omissions of Landlord or Tenant or their officers, agents, contractors or employees, or the failure of either party to perform any of its obligations under this Lease.

     Section 5.06 LANDLORD'S ACCESS. Landlord or its agents may enter the Premises at all reasonable times to show the Premises to potential buyers, investors or tenants or other parties, or for any other purpose Landlord deems necessary. Landlord shall give Tenant prior notice of such entry, except in the case of an emergency. Landlord may place customary "For Sale" or "For Lease" signs on the Premises.

                                   ARTICLE SIX
                                   -----------
           CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS

     Section 6.01 EXISTING CONDITIONS. Except as may be set forth in RIDER NO. 1, Tenant accepts the Premises in its condition "AS IS" as of the date of execution of this Lease, subject to all recorded matters and Laws. Tenant acknowledges that neither Landlord nor any employee or agent of Landlord has made any representation as to the condition of the Premises or the suitability of the Premises for Tenant's intended use.

     Section 6.02 EXEMPTION OF LANDLORD FROM LIABILITY. Landlord shall not be liable for and Tenant shall indemnify and hold Landlord harmless from and against all claims, losses, damages, expenses, penalties and charges arising from or in connection with any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Premises, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) the failure, delay or diminution in the quality or quantity of any utilities or services supplied to the Premises or the Building, or (d) any conditions arising in or about the Premises, or from other sources or places, nor shall any of the same be construed as an eviction of Tenant, nor, unless otherwise permitted under this Lease, work an abatement of Rent, nor relieve Tenant from any obligation under this Lease. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 6.02 shall not, however, exempt Landlord from liability for Landlord's gross negligence or willful misconduct.

     Section 6.03 LANDLORD'S OBLIGATIONS. Landlord shall keep the following in good order, condition and repair: the foundations, exterior structural walls and structural roof of the Building. Landlord shall not be obligated to maintain or repair windows, doors, plate glass or the interior surfaces of exterior walls. Landlord shall have no obligation to make repairs under this Section 6.03 until a reasonable time after Landlord receives written notice from Tenant of the need of such repairs. Tenant expressly waives the benefit of any statute in effect now or in the future which might give Tenant the right to make repairs at Landlord's expense or to terminate this Lease due to Landlord's failure to keep the Premises in good order, condition and repair.

     Section 6.04 TENANT'S OBLIGATIONS.

         (a) Tenant shall, at Tenant's sole cost and expense, keep all portions of the Premises in good order, condition and repair, including, without limitation, all components of the electrical, mechanical, plumbing, heating, air conditioning and ventilation systems which serve the Premises and all other items not expressly set forth as the responsibility of Landlord in

Section 6.03 above. If any portion of the Premises or any system or equipment in the Premises which Tenant is obligated to repair cannot be fully repaired, Tenant shall promptly replace such portion of or system or equipment in the Premises, regardless of whether the benefit of such replacement extends beyond the Lease Term.

         (b) Either Landlord or Tenant, at Tenant's option and at Tenant's sole expense, shall enter into a preventative maintenance contract ("Maintenance Contract") with a licensed heating and air conditioning contractor providing for the regular inspection and maintenance of the heating, air conditioning and ventilation system utilized for the Premises. Landlord shall have the right to approve the contractor and the Maintenance Contract prior to Tenant's execution thereof. Thirty (30) days prior to the Commencement Date, Tenant shall inform Landlord whether Tenant will obtain the Maintenance Contract or whether Tenant wants Landlord to obtain the Maintenance Contract. In the event Tenant elects to obtain the Maintenance Contract, Tenant shall provide Landlord with a copy of such Maintenance Contract at least fifteen (15) days prior to the Commencement
Date: the Maintenance Contract cannot be canceled without providing Landlord with thirty (30) days prior written notice. If Tenant elects not to obtain a Maintenance Contract or if Tenant fails to provide Landlord with a copy of the Maintenance Contract fifteen (15) days prior to the Commencement Date, Landlord shall obtain the Maintenance Contract for Tenant's benefit and Tenant shall be obligated to pay Landlord, as Additional Rent, monthly, without demand, one-twelfth (1/12th) of the annual cost of the Maintenance Contract. Regardless if Landlord or Tenant obtains the Maintenance Contract, Landlord shall have the right to enter Tenant's Premises to inspect the air conditioning, heating and ventilation system utilized for Tenant's Premises.

         (c) Either Landlord or Tenant, at Tenant's option and at Tenant's sole expense, shall enter into a sewer and trash removal contract ("Trash Removal Contract") with a contractor providing for regular sewer and trash removal services for the Premises. Landlord shall have the right to approve the contractor and the Trash Removal Contract prior to Tenant's execution thereof. Thirty (30) days prior to the Commencement Date, Tenant shall inform Landlord whether Tenant will obtain the Trash Removal Contract or whether Tenant wants Landlord to obtain the Trash Removal Contract. In the event Tenant elects to obtain the Trash Removal Contract, Tenant shall provide Landlord with a copy of such Trash Removal

Contract at least fifteen (15) days prior to the Commencement Date: the Trash Removal Contract cannot be canceled without providing Landlord with thirty (30) days prior written notice. If Tenant elects not to obtain a Trash Removal Contract or if Tenant fails to provide Landlord with a copy of the Trash Removal Contract fifteen (15) days prior to the Commencement Date, Landlord shall obtain the Trash Removal Contract for Tenant's benefit and Tenant shall be obligated to pay Landlord, as Additional Rent, monthly, without demand, one-twelfth (1/12th) of the annual cost of the Trash Removal Contract. Regardless if Landlord or Tenant obtains the Trash Removal Contract, Landlord shall have the right to enter Tenant's Premises to inspect the services provided thereunder.

         (d) If Tenant fails to maintain or repair the Premises as required by this Section 6.04, Landlord may, upon ten (10) days prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Premises and perform such maintenance or repair on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair, including twenty percent (20%) of such costs for Landlord's supervision, immediately upon demand.

     Section 6.05 ALTERATIONS, ADDITIONS, AND IMPROVEMENTS.

         (a) Subject to Section 6.05(c), Tenant shall not make any alterations, additions, or improvements to the Premises without Landlord's prior written consent. Tenant shall deliver to Landlord, for Landlord's approval prior to any construction, a complete set of plans and specifications for the proposed alterations, additions or improvements, copies of contracts with general contractors, evidence of contractor's insurance and bonds, and all necessary permits for such construction. Landlord may require Tenant to provide demolition and/or lien and completion bonds (or cash deposits) in form and amount reasonably satisfactory to Landlord. Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Section 6.05(a) upon Landlord's written request. All alterations, additions, and improvements will be accomplished in a good and workmanlike manner, in conformity with all applicable Laws, and by a contractor approved by Landlord. Landlord's approval of the plans, specifications and working drawings for Tenant's alterations shall create no responsibility or liability on the part of Landlord for their completeness, design, sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials.

         (b) Tenant shall pay when due all claims for labor and material furnished to the Premises. Tenant shall give Landlord at least ten (10) days prior written notice of the commencement of any work on the Premises. Landlord may elect to record and post notices of non-responsibility on the Premises.

         (c) Notwithstanding any provision to the contrary contained herein or
Section 12 of the Rules and Regulations attached hereto as Exhibit "C", Tenant may, at its own expense, and without Landlord's prior consent, make such non-structural changes, alterations, additions or improvements to the Premises ("Alterations") as will, in the judgment of Tenant, better adapt the same for its needs, provided that Tenant complies with the following provisions:

             (i) The Alterations shall not result in a violation of or require a change in any certificate of occupancy applicable to the Building.

             (ii) The outside appearance of the Building shall not be affected; such Alterations shall not affect the structure, or reduce the value of the Premises or the Building.

             (iii) No part of the Building outside of the Premises shall be physically affected nor shall the Alterations be visible from the exterior of the Building.

             (iv) The mechanical, electrical, plumbing, heating, ventilation, and air conditioning of the Building shall not be affected.

             (v) At Landlord's request, Tenant shall submit to Landlord three
         (3) copies of final plans and specifications for the Alterations.

             (vi) Upon completion of any Alterations , Tenant shall upon Landlord's request deliver to Landlord three (3) copies of the "as-built" plans for such Alterations.

             (vii) The cost of Alterations in any calendar year do not exceed Twenty-Five Thousand and 00/100 Dollars ($25,000.00).

         Tenant agrees that all Alterations shall at all times comply with all applicable Laws and that Tenant, at its expense, shall (i) obtain all necessary municipal and other governmental permits, authorizations, approvals and certificates for the construction of such Alterations, (ii) deliver a copy of such items to Landlord and (iii) cause all Alterations to be constructed in a good and workmanlike manner. Tenant, at its expense, shall promptly procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Alterations issued by any public authority having or asserting jurisdiction.

         Throughout the making of all Alterations, Tenant, at its expense, shall carry or cause its contractors to carry (i) workers' compensation insurance in statutory limits covering all persons employed in connection with such Alterations, (ii) general commercial liability insurance covering any occurrence in or about the Premises in connection with such Alterations which complies with the requirements of Section 4.05.

         Tenant shall indemnify Landlord against liability for any and all mechanics' and other liens filed in connection with Alterations. Tenant, at its expense, shall procure the discharge of any such lien by payment or posting of a bond within thirty (30) days after the filing thereof against any part of the Building. If Tenant fails to discharge any such lien within such thirty (30) day period, then, in addition to any other right or remedy, Landlord may, upon giving five (5) days prior written notice to Tenant, without any obligation to inquire about the accuracy of the amount or validity of such lien discharge the same either by paying the amount claimed to be due or by deposit or bonding proceedings if Tenant has not discharged the lien within the five (5) day notice period provided herein. Any amount so paid by Landlord, and all costs and expenses incurred by Landlord in connection therewith, shall be payable by Tenant within ten (10) days after receiving Landlord's bill therefore.

     Section 6.06 CONDITION UPON TERMINATION. Upon the termination of this Lease, Tenant shall surrender the Premises to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord's consent) by written notice to Tenant within thirty
(30) days after the termination of this Lease and to restore the Premises to its prior condition, all at Tenant's expense. All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord's property and shall be surrendered to Landlord upon the termination of the Lease, except that Tenant may remove any of Tenant's machinery or equipment which can be removed without material damage to the Premises. Tenant shall repair, at Tenant's expense, any damage to the Premises caused by the removal of any such machinery or equipment. In no event, however, shall Tenant remove any of the following materials or equipment without Landlord's prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations.

                                  ARTICLE SEVEN
                                  -------------
                              DAMAGE OR DESTRUCTION

     Section 7.01 PROPERTY DAMAGE. If the Premises or any part thereof shall be damaged by fire or other peril, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that substantial alteration, repair or reconstruction of any portion of the Building shall, in Landlord's sole opinion which shall be accompanied by a certified statement from a licensed contractor not affiliated with Landlord, be required (whether or not the Premises shall have been damaged by such peril) or in the event any Mortgagee shall require that the insurance proceeds payable as a result of a peril be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, except in the event Landlord has not complied with requirements of Landlord under Section 4.05 (a), Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within thirty (30) days after the date of such casualty, unless Landlord does not have access to the Building in which event such notice shall be given within ninety (90) days after the date of such casualty. If Landlord does not thus elect to terminate this Lease, Landlord shall, as Landlord's sole obligation, commence and diligently proceed to restore the building shell to substantially the same condition in which it was immediately prior to the occurrence of the peril.

When the building shell has been restored by Landlord, Landlord shall complete the restoration of the Premises, including the reconstruction of all improvements ("Tenant Improvements") in order to complete the Premises and restore the Premises to the same condition and build-out as prior to the casualty, including all improvements constructed pursuant to RIDER NO. 1. However, in no event shall Landlord's costs to complete the reconstruction of the Building or the Tenant Improvements exceed the insurance proceeds unless the deficiency in the proceeds is due to Landlord's failure to maintain insurance required of Landlord under Section 4.05(a) of this Lease. Any shortfall between the amount of insurance proceeds and the actual costs of such reconstruction of the Tenant Improvements shall be deposited by Tenant prior to the commencement of such reconstruction and, if additional costs occur, immediately upon demand therefor. All insurance proceeds payable pursuant to policies maintained by Tenant for the Tenant Improvements pursuant to Section 4.05 shall be made available by Tenant to Landlord before Landlord commences reconstruction of the Tenant Improvements. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except as set forth in Section 7.02 below.

     Section 7.02 REDUCTION OF RENT. If the Premises is destroyed or damaged and Landlord or Tenant repairs or restores the Premises pursuant to the provisions of this Article Seven, any Base Rent payable during the period commencing as of the date of the casualty and continuing for the period of time, as determined by Landlord, required for Tenant and Landlord to complete the repairs described in this Article Seven, due to such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's use of the Premises is impaired as of the date of the casualty as determined by Landlord. If any casualty is the result of the fault or negligence of Tenant or any of Tenant's agents, employees or invitees, the Base Rent hereunder shall not be diminished during the repair of such damage. Except for such possible reduction in Base Rent, Tenant shall not be entitled to any abatement, compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Premises. In the event this Lease is terminated pursuant to this Article Seven, such termination shall be effective as of the date of the casualty.

     Section 7.03 WAIVER. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the substantial destruction of the leased property. Tenant agrees that the provisions of this Article Seven above shall govern the rights and obligations of Landlord and Tenant in the event of any casualty to the Premises.

                                  ARTICLE EIGHT
                                  -------------
                                  CONDEMNATION

     Section 8.01 CONDEMNATION. If the whole or substantially the whole of the Building or the Premises shall be taken for any public or quasi-public use, by right of eminent domain or otherwise or shall be sold in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Building or the Premises is taken by the condemning authority. If less than the whole or substantially the whole of the Building or the Premises is thus taken or sold, Landlord (whether or not the Premises are affected thereby) may terminate this Lease by giving written notice thereof to Tenant; in which event this Lease shall terminate as of the date when physical possession of such portion of the Building or Premises is taken by the condemning authority. If the Lease is not so terminated upon any such taking or sale, the Rent payable hereunder shall be diminished by an equitable amount, and Landlord shall, to the extent Landlord deems feasible, restore the Building and the Premises to substantially their former condition, but such work shall not exceed the scope of the work done by Landlord in originally constructing the Building and installing improvements in the Premises, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation for such taking. All amounts awarded upon a taking of any part or all of the Building or the Premises shall belong to Landlord, and Tenant shall not be entitled to and expressly waives all claims to any such compensation.

                                  ARTICLE NINE
                                  ------------
                            ASSIGNMENT AND SUBLETTING

     Section 9.01 LANDLORD'S CONSENT REQUIRED. No portion of the Premises or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease. If Tenant is a partnership, any cumulative transfer of more than twenty percent (20%) of the partnership interests shall require Landlord's consent.

     Section 9.02 LANDLORD'S ELECTION. Tenant's request for consent to any transfer described in Section 9.01 above shall be accompanied by a written statement setting forth the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and rent and security deposit payable under any assignment or sublease), and any other information Landlord deems relevant. Landlord shall have the right in Landlord's sole discretion (a) to withhold consent; (b) to grant consent; or (c) if the transfer is an assignment of this Lease, to terminate this Lease as of the effective date of such assignment, in which case Landlord may elect to enter into a direct lease with the proposed assignee. If Landlord consents to any assignment or sublease and Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the Rent called for hereunder, or, in case of the sublease of a portion of the Premises, in excess of such Rent fairly allocable to such portion ("Profits"), then Tenant shall pay Landlord, as Additional Rent hereunder, promptly after its receipt, fifty percent (50%) of such Profits.

     Section 9.03 NO RELEASE OF TENANT. No transfer consented to by Landlord, shall release Tenant or change Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Upon the occurrence of any default under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting any remedies against any subtenant or assignee. Upon termination of this Lease, any permitted subtenant shall, at Landlord's option, attorn to Landlord and shall pay all Rent directly to Landlord. Landlord's acceptance of Rent from any other person shall not constitute a waiver of any provision of this Article Nine. Consent to one transfer shall not constitute a consent to any subsequent transfer. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant of its liability under this Lease.

     Section 9.04 NO MERGER. No merger shall result from Tenant's sublease of the Premises under this Article Nine, Tenant's surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord thereunder.

     Section 9.05 ASSIGNMENT AND SUBLETTING. Notwithstanding anything to the contrary contained in this Article 9, an assignment or subletting of all or a portion of the Premises to an "Affiliate" of Tenant shall not be deemed a transfer under this Article 9, provided that (a) Tenant notifies Landlord of any such assignment or sublease within fifteen (15) days after its effective date and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such assignment or sublease or such "Affiliate," and (b) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. The term "Affiliate" of Tenant shall mean an entity which is controlled by, controls, or is under common control with Tenant. The term "control" or "controlled" as used in this Section 9.05 shall mean the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities of, or more than fifty percent (50%) of the voting interest in, any entity. In no event shall a transfer, assignment or subletting of all or a portion of the Premises to an Affiliate release Tenant from the payment and performance of its obligations in the Lease, but rather Tenant and its assignee will be jointly and severally primarily liable for such payment and performance.

                                   ARTICLE TEN
                                   -----------
                               DEFAULTS; REMEDIES

     Section 10.01 COVENANTS AND CONDITIONS. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Premises is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

     Section 10.02 DEFAULTS. Tenant shall be in material default under this
Lease:

         (a) [Intentionally Omitted];

         (b) If Tenant fails to pay Rent or any other charge required to be paid by Tenant as and when due; provided each calendar year Tenant shall receive two grace periods where Tenant shall not be in default until ten (10) days after written notice from Landlord;

         (c) If Tenant fails to perform any of Tenant's nonmonetary obligations under this Lease for a period of ten (10) days after written notice from Landlord; provided that if more than ten (10) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within such ten (10) day period and thereafter diligently pursues its completion;

         (d) (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this Section (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the difference between the rent (or any other consideration) paid in connection with such assignment or sublease and the rent payable by Tenant hereunder;

         (e) Any representation or warranty made by Tenant or by a subtenant or assignee in connection with this Lease shall have been false or misleading as of the date such representation or warranty was made; or

         (f) If Tenant fails to take substantial occupancy of the Premises within a reasonable time after the Commencement Date.

     Section 10.03 REMEDIES. On the occurrence of any default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

         (a) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including without limitation (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which had been earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which would have been earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which would have been paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses incurred by Landlord in maintaining or preserving the Premises after such default, the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation or alteration of the Premises, Landlord's reasonable attorneys' fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of fifteen percent, or such lesser amount as may then be the maximum lawful rate, accruing the date such payments are due until paid. As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%);

         (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover Rent as it becomes due hereunder. Landlord's election to maintain Tenant's right to possession shall not prejudice Landlord's right, at any time thereafter to terminate Tenant's right to possession and proceed in accordance with Section 10.03(a) above; or

         (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of Nevada.

     Section 10.04 CUMULATIVE REMEDIES. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

                                 ARTICLE ELEVEN
                                 --------------
                              PROTECTION OF LENDERS

     Section 11.01 SUBORDINATION. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Premises, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. However, Tenant's right to quiet possession of the Premises during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant's obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof. If in connection with obtaining construction, interim or permanent financing for the Building, the lender shall request modifications to this Lease as a condition to such financing, Tenant will not withhold or delay its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder and do not otherwise materially adversely affect Tenant's rights hereunder. In the event that Tenant should fail to execute any instrument described in this Article Eleven promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant's name, place and stead, it being agreed that such power is one coupled with an interest.

     Section 11.02 ATTORNMENT. If Landlord's interest in the Premises is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord's interest in the Premises and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon the transfer of Landlord's interest.

     Section 11.03 SIGNING OF DOCUMENTS. Tenant shall sign and deliver any instruments or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. Such subordination and attornment documents may contain such provisions as are customarily required by any ground lessor, beneficiary under a deed of trust or mortgagee. If Tenant fails to do so within ten (10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

     Section 11.04 ESTOPPEL CERTIFICATES.

         (a) Upon either party's written request, the requested party shall execute, acknowledge and deliver to the requesting party a written statement certifying; (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that the requesting party is not in default under this Lease (or, if the requesting party is claimed to be in default, stating why); and (v) such other matters as may be reasonably required by the requesting party or the holder of a mortgage, deed of trust or lien to which the Premises is or becomes subject. The requested party shall deliver such statement to the requesting party within ten (10) days after the requesting party's request. Any such statement by Tenant may be given by Landlord to any prospective purchaser or encumbrancer of the Premises. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

         (b) If Tenant does not deliver such statement to Landlord within such ten (10) day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

     Section 11.05 TENANT'S FINANCIAL CONDITION. Within ten (10) days after written request from Landlord, Tenant shall deliver to any lender designated by Landlord any annual public financial statements required by such lender to facilitate the financing or refinancing of the Premises. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth herein.

                                 ARTICLE TWELVE
                                 --------------
                                   LEGAL COSTS

     Section 12.01 LEGAL PROCEEDINGS. If any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. Such attorneys' fees and costs shall be paid by the losing party in such action and Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability incurred by Landlord if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant, or by any third party against Tenant, or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in any such claim or action.

         Section 12.02 LANDLORD'S CONSENT. Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with Tenant's request for Landlord's consent under Article Nine (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord's consent.

                                ARTICLE THIRTEEN
                                ----------------
                            MISCELLANEOUS PROVISIONS

     Section 13.01 NON-DISCRIMINATION. Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing transferring, occupancy, tenure or use of the Premises or any portion thereof.

     Section 13.02 LANDLORD'S LIABILITY. As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Premises or the leasehold estate under a ground lease of the Premises at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds previously paid by Tenant if such funds have not yet been applied under the terms of this Lease. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the interest of Landlord in the Building. Tenant agrees to look solely to such amount for recovery of any judgment from Landlord, it being intended that Landlord shall not be personally liable for any judgment or deficiency.

     Section 13.03 SEVERABILITY. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

     Section 13.04 INTERPRETATION. The captions of the Articles and Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Premises with Tenant's expressed or implied permission.

     Section 13.05 INCORPORATION OF PRIOR AGREEMENTS; MODIFICATIONS.

     This Lease is the only agreement between the parties pertaining to the lease of the Premises and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

     Section 13.06 NOTICES. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by a nationally recognized courier service that can produce proof of delivery or attempted delivery. Notices to Tenant shall be delivered to Tenant's Address specified in
Section 1.01(s) above, except that upon Tenant's taking possession of the Premises, the Premises shall be Tenant's address for purposes of Landlord's notification of Tenant of a parking Default pursuant to Section 1.04. Notices to Landlord shall be delivered to Landlord's Address specified in Section 1.01(h) above. Unless provided otherwise in this Lease, the effective date of any such communication, correspondent, or notice shall be the date of receipt thereof at the addresses provided in this Section 13.16, or at such other address as may from time to time hereafter be designated by Landlord or Tenant by like notice (notwithstanding the foregoing, following Tenant's possession of the Premises, the Premises under all circumstances shall be Tenant's address for purposes of Landlord's notification of a Parking Default pursuant to Section 1.04). Rejection or other refusal to accept or the inability to deliver such communications, correspondence, or notice because of a change of address of which no notice was given, shall be deemed to be receipt of such communications, correspondence, or notice as of the date of such rejection, refusal or inability to deliver due to such change of address.

     Section 13.07 WAIVERS. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord, and Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

     Section 13.08 NO RECORDATION. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a "short form" memorandum of this Lease executed by both parties be recorded; provided that, in such event, Tenant hereby covenants and agrees that, upon the expiration or earlier termination of the Lease Term, Tenant will execute and deliver a quitclaim deed to Landlord in form reasonably satisfactory to Landlord, in favor of Landlord, or Landlord's successor in interest releasing and conveying any and all right, title, or interest of Tenant in the Premises, the Building, and the Hughes Airport Center.

     Section 13.09 BINDING EFFECT; CHOICE OF LAW. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. This Lease shall be governed by and construed in accordance with the laws of the State of Nevada.

     Section 13.10 CORPORATE AUTHORITY; PARTNERSHIP AUTHORITY.

     If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person signing this Lease for Tenant represents and warrants that he is a general partner of the partnership, that he has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership.

     Section 13.11 JOINT AND SEVERAL LIABILITY. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

     Section 13.12 FORCE MAJEURE. Whenever a period of time is herein prescribed for the taking of any action by either party (other than payment of money, including, without limitation, Rent) the party obligated to take such action shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of

God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of the obligated party.

     Section 13.13 EXECUTION OF LEASE. This Lease may be executed in counterparts, and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. The delivery of this Lease by Landlord to Tenant shall not be deemed to be an offer and shall not be binding upon either party until executed and delivered by both parties.

     Section 13.14 BROKERS AND LEASING AGENTS. Landlord represents and warrants to Tenant, and Tenant represents and warrants to Landlord, that no broker, leasing agent or finder has been engaged by it other than Tenant's Broker (if any) specified in Section 1.01(t) in connection with any of the transactions contemplated by this Lease, or to its knowledge is in any way connected with any of such transactions. Subject to the terms and conditions of a written commission agreement ("Commission Agreement") entered into between Landlord and Tenant's Broker (if any), Landlord shall be responsible for the payment of a commission to Tenant's Broker in accordance with the Commission Agreement. In the event of any claims for brokers' or finders' fees or commissions in connection with the negotiation, execution or consummation of this Lease other than by the Tenant's Broker (if any), Tenant shall indemnify, save harmless and defend Landlord from and against such claims if they shall be based upon any statement or representation or agreement made by Tenant, and Landlord shall indemnify, save harmless and defend Tenant if such claims shall be based upon any statement, representation or agreement made by Landlord.

     Section 13.15 RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the "Rules and Regulations," a copy of which is EXHIBIT "C" attached hereto and incorporated herein by this reference and all reasonable modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the Building of any of said Rules and Regulations. Tenant shall be responsible for the observance of all the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

     Section 13.16 BUILDING PLANNING. In the event Landlord requires the Premises for use in conjunction with another suite or for other reasons connected with the Building planning program, upon notifying Tenant in writing, Landlord shall have the right, during the months of January through June in any calendar year, to move Tenant to another space in the Building at Landlord's sole cost and expense, including all of Tenant's moving expenses, telephone installation and stationery reprinting charges, and the terms and conditions of the original Lease shall remain in full force and effect, save and excepting that a revised EXHIBIT "A" shall become part of this Lease and shall reflect the location of the new space and this Lease shall be amended to include and state all correct data as to the new space.

     Section 13.17 LIENS. Tenant shall not permit any mechanic's, materialmen's or other liens to be filed against the real property of which the Premises form a part nor against the Tenant's leasehold interest in the Premises. Landlord shall have the right at all reasonable times to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. If any such liens are filed and are not discharged by Tenant by bond or otherwise within ten (10) days after the filing thereof, Landlord may, without waiving its rights and remedies based on such breach of Tenant and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord at once, upon notice by Landlord, any sum paid by Landlord to remove such liens, together with interest at the maximum rate per annum permitted by law from the date of such payment by Landlord.

     IN WITNESS WHEREOF, Landlord and Tenant have signed this Lease in the State of Nevada on the day and year first above written and have initialed all Riders which are attached to or incorporated by reference in this Lease.

LANDLORD:                                TENANT:
---------                                -------

HOWARD HUGHES PROPERTIES,                LILLIAN VERNON CORPORATION,
LIMITED PARTNERSHIP, a                   a Delaware corporation
Delaware limited partnership

By its sole general partner:             By: /s/ Lillian Vernon
THE HOWARD HUGHES CORPORATION,              -----------------------------
a Delaware corporation                   Print Name: Lillian Vernon
                                                    ---------------------
                                         Print Title: CEO
By: /s/ John A. Kilduff                        --------------------------
   ------------------------------------
Print Name: John A. Kilduff
            ---------------------------
Print Title: Executive Vice President
             --------------------------

                                   EXHIBIT "A"
                                   -----------


              [Building Depiction Indicating Location of Premises]

                                   EXHIBIT "B"


                      [Legal Description of Building Site]

THAT PORTION OF LOT 1 OF "HUGHES AIRPORT CENTER PHASE II - UNIT NO. 3", A COMMERCIAL SUBDIVISION, AS SHOWN BY MAP THEREOF ON FILE IN BOOK 51, PAGE 58 OF PLATS IN THE CLARK COUNTY RECORDER'S OFFICE, CLARK COUNTY, NEVADA, LYING WITHIN
SECTION 3, TOWNSHIP 22 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA AND DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF LOT 2 OF "HUGHES AIRPORT CENTER PHASE II - UNIT NO. 1", A COMMERCIAL SUBDIVISION, AS SHOWN BY MAP THEREOF ON FILE IN BOOK 42, PAGE 47 OF PLATS IN THE CLARK COUNTY RECORDER'S OFFICE, CLARK COUNTY, NEVADA, BEING A POINT ON THE NORTHERLY RIGHT-OF-WAY LINE OF PILOT ROAD (75.00 FEET WIDE AS REALIGNED); THENCE ALONG SAID RIGHT-OF-WAY LINE, THE FOLLOWING SIX
(6) COURSES: SOUTH 88 (DEGREE) 34' 39" WEST, 50.99 FEET; THENCE CURVING TO THE RIGHT ALONG THE ARC OF A 265.00 FOOT RADIUS CURVE, CONCAVE NORTHEASTERLY, THROUGH A CENTRAL ANGLE OF 32 (DEGREE) 46' 32", AN ARC LENGTH OF 151.59 FEET; THENCE NORTH 58 (DEGREE) 38' 49" WEST, 185.14 FEET; THENCE CURVING TO THE RIGHT ALONG THE ARC OF A 265.00 FOOT RADIUS CURVE, CONCAVE NORTHEASTERLY, THROUGH A CENTRAL ANGLE OF 57 (DEGREE) 54' 14". AN ARC LENGTH OF 267.81 FEET; THENCE NORTH 00(DEGREE) 44' 35" WEST, 122.71 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING NORTH 00 (DEGREE) 44' 35" WEST, 481.33 FEET TO THE SOUTHWEST CORNER OF THAT CERTAIN PARCEL OF LAND DESCRIBED BY "GRANT, BARGAIN AND SALE DEED" TO HOWARD HUGHES CORPORATION RECORDED DECEMBER 18, 1997 IN BOOK 971218 OF OFFICIAL RECORDS AS INSTRUMENT NO. 00964 IN THE CLARK COUNTY RECORDER'S OFFICE, CLARK COUNTY, NEVADA; THENCE ALONG THE SOUTH LINE OF SAID PARCEL, NORTH 89 (DEGREE) 15' 25" EAST, 466.14 FEET TO A POINT ON THE WEST LINE OF THE AFOREMENTIONED LOT 2; THENCE ALONG SAID WEST LINE, SOUTH 01 (DEGREE) 19' 33" EAST, 415.22 FEET; THENCE SOUTH 89 (DEGREE) 15'25" WEST, 257.52 FEET; THENCE SOUTH 00 (DEGREE) 44' 35" EAST, 66.13 FEET; THENCE SOUTH 89 (DEGREE) 15' 25" WEST, 212.84 FEET TO THE POINT OF BEGINNING.

CONTAINS 4.78 ACRES

AND

THE SOUTH 198.00 FEET OF THAT CERTAIN PARCEL OF LAND DESIGNATED AS "SURVEY AREA" AS SHOWN BY MAP THEREOF ON FILE IN FILE 93, PAGE 11 OF SURVEYS IN THE CLARK COUNTY RECORDER'S OFFICE, CLARK COUNTY, NEVADA, LYING WITHIN SECTION 3, TOWNSHIP 22 SOUTH, RANGE 61 EAST, M.D.M., CLARK COUNTY, NEVADA.

CONTAINING 92,095 SQUARE FEET OR 2.11 ACRES.

                                   EXHIBIT "C"
                                   -----------

                              RULES AND REGULATIONS
                              ---------------------

     1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord. Tenant shall not do any painting or marking on the exterior of the Building or the Building Common Areas, including without limitation, marking of parking areas. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors, windows and walls shall be printed, painted, affixed or inscribed at the expense of Tenant, using materials and in a style and format approved by Landlord.

     2. Window coverings must be approved by Landlord which approval shall not be unreasonably withheld. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

     3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Building. The halls, passages, exits, entrances, elevators, escalators are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building, without the approval of Landlord.

     4. Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises, provided, however, that Landlord shall not be entitled to possess keys to any safes; files, vaults, safe deposit boxes or keys to the Premises. Without Landlord's consent, Tenant shall not make or have made additional keys furnished by Landlord. Unless Landlord otherwise agrees, Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys furnished shall pay Landlord therefor.

     5. If Tenant requires telegraphic, telephonic, or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

     6. Tenant shall comply with all applicable regulations, laws, and standards, including, but not limited, to OSHA rules and regulation, if the Premises contains any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

     7. Without the consent of Landlord, Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord.

     8. Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls other than room thermostats installed for Tenant's use.

     9. The toilet rooms, toilet urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.

     10. Unless otherwise approved by Landlord, Tenant shall not sell, or permit the sale of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building. Tenant shall not use the Premises for any business or activity other than that specifically provided for in Tenant's Lease.

     11. Unless approved by Landlord, Tenant shall not install any radio or television antenna, microwave dishes, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

     12. Tenant shall not cut or bore holes for wires without Landlord's approval. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord.

     13. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

     14. Tenant shall store all its trash and garbage within its designated trash area. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

     15. The Premises shall not be used for the storage of merchandise held for sale to the general public except to the extent incidental to Tenant's use of the Premises, or for lodging, nor shall the Premises be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted by any tenant on the Premises, (except as permitted in these Rules and Regulations as to operating an employee cafeteria). Use by Tenant of equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, and the use of a microwave shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances and regulations.

         16. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

         17. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

     18. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

     19. Tenant shall comply with the system reasonably established by Landlord from time to time for Tenant to report cleaning, maintenance and repair, or other work which is required under this Lease.

     20. Tenant shall not park its vehicles in any parking areas designated for parking by visitors to the Building. Tenant shall not park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks. Landlord may, in its sole discretion, designate separate areas for bicycles and motorcycles.

     21. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

     22. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

     23. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees and agents.

     24. Tenant shall maintain exterior loading docks and bay areas in a neat and clean manner. Permanent outside storage of pallets, packing crates, barrels, etc. is prohibited. Tenant shall dispose of refuse in a manner which prevents littering and dispersing of refuse by wind.

     25. Landlord reserves the right, exercisable without liability to Tenant, to change the name and street address of the Building.

     26. Landlord reserves the right to modify and/or adopt such other reasonable and nondiscriminatory rules and regulations for the parking areas as it deems necessary for the operation of the parking area. Landlord may refuse to permit any person who violates the within rules to park in the parking area, and any violation of the rules shall subject the car to removal.

     27. All directional signs and arrows must be observed. The speed limit shall be 5 miles per hour. Parking is prohibited: (a) in areas not striped for parking, (b) in aisles, (c) where "no parking" signs are posted, (d) on ramps,
(e) in cross hatched areas, and (f) in such other areas as may be designated by Landlord as reserved for the exclusive use of others. Washing, waxing, cleaning or servicing of any vehicle by anyone is prohibited. Tenant shall acquaint all persons to whom Tenant assigns parking spaces for these Rules and Regulations.

                            RIDER NO. 1 - WORK LETTER
                            -------------------------


     THIS RIDER NO. 1 is attached to and made part of that certain lease dated ______________, 1998 between HOWARD HUGHES PROPERTIES, LIMITED PARTNERSHIP, a Delaware limited partnership, as Landlord, and LILLIAN VERNON CORPORATION, a Delaware corporation, as Tenant (the "Lease"). The terms used in this Rider shall have the same definitions as set forth in the Lease. The provisions of this Rider shall prevail over any inconsistent or conflicting provision of the Lease.

     R-1. Description of Improvements. Subject to Section R-6 of this Work Letter, Landlord shall, at Tenant's expense, construct certain improvements on or about the Premises (the "Work") in accordance with certain plans and specifications referenced on Schedule 1 attached hereto and incorporated herein by this reference. Tenant hereby approves the plans and specifications referenced as Schedule 1.

     R-2. Preliminary Plans. If the plans and specifications referenced in
Schedule 1 are final plans and specifications, such final plans and specifications are hereinafter referred to as the "Final Plans," and the remainder of this Paragraph shall be inoperative. If the plans and specifications referenced in Schedule 1 are preliminary plans, Landlord shall prepare final working drawings and outlined specifications for the Work and submit such plans and specifications to Tenant for its approval as soon as reasonably possible after execution of the Lease. Tenant shall approve or disapprove such drawings and specifications within ten (10) days after receipt from Landlord. Tenant shall have the right to disapprove such drawings and specifications only if they materially differ from the plans and specifications attached hereto. If Tenant disapproves such drawings and specifications, Landlord and Tenant shall promptly meet in an attempt to resolve any dispute regarding such drawings and specifications. If the parties are unable to agree upon the final working drawings and specifications for the Work within ten (10) days, Landlord may, at Landlord's option, either (1) terminate this Lease upon thirty (30) days prior written notice to Tenant, in which case neither Landlord nor Tenant shall have further liability to the other, or (2) submit the matter to conclusive and binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association to determine whether Tenant properly disapproved the

                                      R1-1
drawings and specifications, given the standard for disapproval specified in this Section R-2 above. Final working drawings and specifications prepared in accordance with this Paragraph R-2 and approved by Landlord and Tenant are hereinafter referred to as the "Final Plans."

     R-3. Completion of Work and Commencement Date. Landlord and Tenant agree that the Commencement Date shall be the earlier of the dates set forth in
Section 1.01(c) of the Lease. The Work shall be deemed "substantially completed" in accordance with the definition set forth in Section 2.02(c) of the Lease.

     R-4. Changes. Landlord's obligation to prepare the Premises for Tenant's occupancy is limited to the completion of the Work set forth in the plans and specifications attached hereto as Schedule 1 or in the Final Plans. Landlord shall not be required to furnish, construct or install any items not shown thereon. If Tenant, however, requests in writing any change, addition or alteration ("Changes") in such plans and specifications or in the construction of the Work, and, if Landlord approves the proposed Changes, Landlord shall notify Tenant of the cost to perform the Changes and Tenant and Landlord shall mutually agree upon the amount to be paid by the Tenant for the Changes and Tenant shall pay such amount to Landlord before Landlord shall perform the Changes. Any delay caused by Tenant's request for any Changes or from the construction of any Changes shall not, in any event, delay the Commencement Date, which shall occur on the date it would have occurred but for such Changes. The Work shall be the property of Landlord and shall remain upon and be surrendered with the Property upon the expiration of the Lease Term.

     R-5. Cost of Work. As used herein, cost of the Work shall mean all the costs and charges incurred by Landlord in connection with the design and construction of the Work, including, without limitation, (i) engineering fees for the review of preliminary plans and preparation of the Final Plans, the actual contractor costs and charges for material and labor, contractor's profit, overhead and general conditions incurred by Landlord in having the Work constructed in accordance with the Final Plans, (ii) Governmental agency plan check, permit and other fees (including, without limitation, Title 24 fees) and sales and use taxes, (iii) testing and inspection costs, (iv) any paint touch-up or repair work necessary due to Tenant's move into the Premises, (v) all other costs expended or to be expended by Landlord in the construction of the Work including those costs incurred by Landlord

                                      R1-2
for construction of elements of the Work in the Premises, which construction was performed by Landlord prior to the execution of this Lease by Landlord and Tenant and which construction has been performed for the benefit of tenants and is customarily performed by Landlord prior to the execution of leases for such space in the Building for reasons of economics. Examples of such construction would include the extension of mechanical (including heating, ventilating and air conditioning systems) and electrical distribution systems outside of the core area of the Building, wall construction, column enclosures, and painting outside of the core of the Building, ceiling hangar wires and window treatment.

     R-6. Allowance for Cost of Work. In the event the cost of the Work being constructed pursuant to the Final Plans exceeds the Allowance, Tenant shall pay to Landlord the cost of the Work in excess of the Allowance (collectively, the "Excess Cost") as provided herein. The Excess Cost shall be paid to Landlord in cash prior to the commencement of construction of the Work unless otherwise agreed by the parties. Any delay caused by Tenant's failure to timely pay an Excess Cost or any cost Tenant is responsible for paying resulting from Changes shall not, in any event, delay the Commencement Date, which shall occur on the date it would have occurred but for such delay.

     R-7. Tenant's Representative. Tenant has designated Chris Seibert as its sole representative with respect to the matters set forth in this Rider, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Rider.

     R-8. Landlord's Representative. Landlord has designated Richard Whelan as its sole representative with respect to the matters set forth in this Rider, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Rider.


                                      R1-3

                                   SCHEDULE I
                                   ----------
                                       TO
                                   WORK LETTER
                                   -----------
                                PRELIMINARY PLANS
                                -----------------


     The Preliminary Plans are those preliminary space plans prepared by JMA Architecture Studios, dated June 3, 1998, and approved by Tenant on _______________, 199__.

                              [DATE TO BE PROVIDED]























                                      R1-4

                         RIDER NO. 2 - EXTENSION OPTION
                         ------------------------------


     THIS RIDER NO. 2 is attached to and made a part of that certain lease dated ________________, 1998, between HOWARD HUGHES PROPERTIES, LIMITED PARTNERSHIP, a Delaware limited partnership, as Landlord, and LILLIAN VERNON CORPORATION, a Delaware corporation, as Tenant (the "Lease"). The terms used in this Rider shall have the same definitions as set forth in the Lease. The provisions of this Rider shall prevail over any inconsistent or conflicting provisions of the Lease.

     R-1. Option. Provided that Tenant is not in default of this Lease at the time of the exercise of the Extension Option (as defined below) or at the expiration of the initial term of this Lease, the Tenant shall have one and only one option to renew and extend this Lease (the "Extension Option") for one term of five (5) years (the "Renewal Term"), upon written notice to the Landlord delivered not less than twelve (12) months before the expiration of the initial Lease Term. Upon the delivery of such notice by Tenant and subject to the conditions set forth in the preceding sentence, this Lease shall be extended without the necessity of the execution of any further instrument or document; provided, however, that each party agrees to execute and deliver such further instruments or documents as the other party may reasonably request to memorialize or acknowledge the exercise of the Extension Option. Tenant shall only be able to exercise the Extension Option as to all of the Premises. The Renewal Term shall commence upon the expiration of the initial term of this Lease, shall expire upon the anniversary of such date five (5) years thereafter, and be upon the same terms, covenants and conditions as provided in this Lease for the initial Lease Term, except that the Base Rent shall be:

         (i) During months one (1) through twelve (12) of the Renewal Term, the Base Rent shall be One and 39/100 Dollars ($1.39) per month for each square foot of Rentable Area of the Premises which is equal to Twenty Thousand Seven Hundred Seventeen and 95/100 Dollars ($20,717.95) per month.

                                      R2-1

         (ii) During months thirteen (13) through twenty-four (24) of the Renewal Term, the Base Rent shall be One and 43/100 Dollars ($1.43) per month for each square foot of Rentable Area of the Premises which is equal to Twenty-One Thousand Three Hundred Fourteen and 15/100 Dollars ($21,314.15) per month.

         (iii) During months twenty-five (25) through thirty-six (36) of the Renewal Term, the Base Rent shall be One and 47/100 Dollars ($1.47) per month for each Rentable square foot of Area of the Premises which is equal to Twenty-One Thousand Nine Hundred Ten and 35/100 Dollars ($21,910.35) per month.

         (iv) During months thirty-seven (37) through forty-eight (48) of the Renewal Term, the Base Rent shall be One and 51/100 Dollars ($1.51) per month for each square foot of Rentable Area of the Premises which is equal to Twenty-Two Thousand Five Hundred Six and 59/100 Dollars ($22,506.59) per month.

         (v) During months forty-nine (49) through sixty (60) of the Renewal Term, the Base Rent shall be One and 65/100 Dollars ($1.65) per month for each square foot of Rentable Area of the Premises which is equal to Twenty-Three Thousand One Hundred Two and 75/100 Dollars ($23,102.75) per month.

     R-2. Superior Rights. Tenant acknowledges that the Extension Option granted herein shall be subject to, and subordinate to, any rights to the Premises that any tenant under an executed lease within the Building as of the Commencement Date of the Lease, such tenant's affiliates, subsidiaries or successors and assigns, may have in accordance with its lease agreement in the Building. Upon receipt of the Tenant's notice exercising the Extension Option, Landlord shall notify Tenant not less than one (1) month after Landlord's receipt of said notice whether the Premises will be available for the Renewal Term. Landlord's determination of the availability of Premises shall be binding upon Tenant and Tenant shall not be able to contest Landlord's determination. In the event Landlord notifies Tenant the Premises are not available for Tenant's occupancy during a Renewal Term, then Tenant agrees that its right under the Extension Option to lease the Premises during the Renewal Term shall become void, and the Lease will automatically terminate at the end of the Lease Term.

     R-3. Notwithstanding the aforementioned, in no event shall the Base Rent for the Renewal Term be less than the Base Rent payable by Tenant during the last month of the initial Term of this Lease.



















                                      R2-2

                       RIDER NO. 3 - RIGHT OF FIRST OFFER
                       ----------------------------------


     THIS RIDER NO. 3 is attached to and made a part of that certain lease dated ________________, 199_, by and between HOWARD HUGHES PROPERTIES, LIMITED PARTNERSHIP, a Delaware limited partnership, as Landlord, and LILLIAN VERNON CORPORATION, a Delaware corporation, as Tenant (the "Lease"). The terms used in this Rider shall have the same definitions as set forth in the Lease. The provisions of this Rider shall prevail over any inconsistent or conflicting provisions of the Lease.

     R-1. Right of First Offer. During the initial Lease Term, Tenant shall have a right of first offer with respect to any contiguous Rentable Area immediately adjacent to the Premises (the "First Offer Space"). Notwithstanding the foregoing (i) such first offer right of Tenant shall commence only following the expiration or earlier termination of any existing lease pertaining to each such particular First Offer Space, and the first lease pertaining to each such First Offer Space entered into by Landlord after the date of this Lease (collectively, the "Superior Leases"), including any renewal of such existing or future lease, whether or not such renewal is pursuant to an express written provision in such lease, and regardless of whether any such renewal is consummated pursuant to a lease amendment or a new lease, and (ii) such first offer right shall be subordinate and secondary to all rights of expansion, first refusal, first offer or similar rights granted to the tenants of the Superior Leases (the rights described in items (i) and (ii), above to be known collectively as "Superior Rights"). Tenant's right of first offer shall be on the terms and conditions set forth in this Rider No. 3. Tenant's right of first offer shall only be in effect during the initial Lease Term.

     R-2. Procedure. Landlord shall notify Tenant from time to time when Landlord determines that Landlord shall commence the marketing of any First Offer Space because such space shall become available for lease to third parties, where no holder of a Superior Right desires to lease such space. Landlord shall notify Tenant of the availability of and offer to lease to Tenant First Offer Space by delivery to Tenant of a notice (the "First Offer Space Option Notice"), which shall (i) describe the specific First Offer Space, (ii) an initial determination of the amount of the Fair Market Rent (as defined below) proposed by Landlord for such First Offer Space, (iii) disclose the then existing state of improvements and condition of such space, (iv) set forth the approximate date Tenant

                                      R3-1
would be entitled to take possession of such space. Tenant shall have twenty
(20) days from receipt of the First Offer Space Option Notice to accept or reject the offer for all of such space. Tenant may exercise its right only as to all of any First Offer Space offered to Tenant. Any attempt to exercise its offer to less than all of any First Offer Space offered to Tenant shall be null and void. If Tenant accepts the offer, such space shall become part of the Premises and Tenant shall be bound with respect to such space by the terms and conditions of this Lease. If Tenant does not notify Landlord within such twenty
(20) days of Tenant's acceptance of the offer for all of such space, then Landlord shall thereafter have the right to lease such space not taken by Tenant to other persons on such terms and conditions as Landlord may elect.

     R-3. Objection to Landlord's Determination. The "Fair Market Rent" for the First Offer Space shall be the then existing rate for comparable space at Hughes Airport Center. If Tenant accepts the offer to lease First Offer Space, Tenant shall have twenty (20) days from receipt of the First Offer Space Option Notice to notify Landlord in writing that Tenant does not agree with Landlord's determination of the Fair Market Rent. If Tenant fails to so notify Landlord, Tenant shall be deemed conclusively to have accepted Landlord's determination. If Tenant does not agree with Landlord's proposed Fair Market Rent, upon such notice Landlord and Tenant shall each submit a new determination of the Fair Market Rent to appraisal pursuant to Section R-4 of this Rider below.

     R-4. Appraisal. Landlord and Tenant shall each appoint one (1) independent appraiser who shall by profession be a real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of commercial properties in the Las Vegas area. The determination of the appraisers shall be limited to solely the issue of whether Landlord's or Tenant's submitted Fair Market Rent for the Premises is the closest to the actual fair market rental rate for the Premises as determined by the appraisers. Such decision shall be based upon the projected prevailing Fair Market Rent as of the applicable First Offer Space Commencement Date. Each such appraiser shall be appointed within the fifteen (15) day period after Tenant's notice that Tenant does not accept Landlord's determination.


                                      R3-2

         (i) The two (2) appraisers so appointed shall, within fifteen (15) days of the date of appointment of the last appointed appraiser, agree upon and appoint a third appraiser who shall be qualified under the same criteria set forth hereinabove for qualifications of the initial two (2) appraisers.

         (ii) The three (3) appraisers shall within thirty (30) days of the appointment of the third appraiser reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Fair Market Rent, and shall notify Landlord and Tenant thereof.

         (iii) The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant. If either Landlord or Tenant fails to appoint an appraiser within the time period specified in this Section R-4 hereinabove, the appraiser appointed by one of them shall reach a decision based upon the same procedures as set forth above (i.e., by selecting either Landlord's or Tenant's submitted Fair Market Rent), and shall notify Landlord and Tenant thereof, and such appraiser's decision shall be binding upon Landlord and Tenant.

         (iv) If the two (2) appraisers fail to agree upon and appoint a third appraiser, both appraisers shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but based up on the same procedures as set forth above (i.e., by selecting either Landlord's or Tenant's submitted Fair Market Rent).

         (v) The cost of the appraisal (or arbitration if required pursuant to Section R-4(iv) hereof) shall be paid by the party whose submitted fair market rental rate is not accepted.

     R-5. Delivery of Possession. If Tenant timely exercises Tenant's right to lease the First Offer Space as set forth herein, Landlord and Tenant shall execute an amendment adding such First Offer Space to this Lease upon the same non-economic terms and conditions as applicable to the initial Premises, and the economic terms and conditions as provided in this Rider No. 3. Thereafter, the total Base Rent payable under this Lease shall be the sum of the Base Rent for all First Offer Space added to the Premises plus


                                      R3-3
the Base Rent already payable under the Lease. Tenant shall commence payment of Base Rent for the First Offer Space and the Lease Term of the First Offer Space shall commence upon the date of delivery of such space to Tenant. The Lease Term for the First Offer Space shall expire coterminously with Tenant's lease of the initial Premises.

     R-6. Tenant shall have the right, upon notice to Landlord, to meet from time to time with representatives of Landlord who are knowledgeable as to the status of the leasing of First Offer Space to discuss the status of the leasing of First Offer Space.

     R-7. Tenant shall accept all First Offer Space in its then "as-is" condition as disclosed in the First Offer Space Option Notice and Landlord shall not be required to perform any work or furnish any materials in order to prepare such First Offer Space for Tenant's occupancy. Tenant shall be entitled to construct improvements in the First Offer Space in accordance with the provisions of Section 6.05.

     R-8. Termination of Right of First Offer. The rights set forth in this Rider No. 3, and Landlord's obligations with respect thereto, shall be personal to the original Tenant and any assignee to which the original Tenant's entire interest in this Lease has been assigned pursuant to the Lease and may only be exercised by the original Tenant or such assignee (but not any subtenant or other person or entity). The right of first offer granted herein shall terminate as to a particular First Offer Space upon the failure by Tenant to exercise its right of first offer with respect to such First Offer Space as offered by Landlord. Tenant shall not have the right to lease First Offer Space if, as of the date of the attempted exercise of any right of first offer by Tenant, or, at Landlord's option, as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in default under this Lease after any applicable notice and cure periods.